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                                                                    EXHIBIT 10.7



                                    AGREEMENT

           This Agreement, dated as of ___________, 1996, is by and between Steinway Musical Instruments, Inc., a Delaware corporation (the "COMPANY"), Kirkland Messina, Inc., a California corporation ("KM") and Kyle R. Kirkland (the "EXECUTIVE").

           In consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Section 1. SERVICES

           1.1 ENGAGEMENT OF SERVICES OF THE EXECUTIVE. The Company hereby retains KM to provide the services of the Executive as described in this
SECTION 1 during the term of this Agreement, and KM hereby agrees to provide such services to the Company during the term hereof.

           1.2 SERVICES. KM shall cause the Executive to render management services to the Company, subject to the direction of the Board of Directors of the Company (the "BOARD"). Subject to such direction, the Executive shall:

                (a)  serve as Chairman of the Company;

                (b) provide ongoing management services to the Company, including strategic planning, marketing, consulting, financial planning and capital budgeting, executive compensation program analysis and such other management services as may, from time to time, be reasonably requested by the Company;

                (c) monitor the business of the Company and conduct periodic reviews and analyses of such business as may be reasonably requested by the Company;

                (d) assist the Company in developing a long-term strategic plan with respect to the business of the Company and identify, review and analyze merger and acquisition opportunities for the Company;

                (e) use his reasonable efforts to assist the Company in arranging for the sale of the business of the Company, at such time as may be directed by the Board; and

                (f) provide such written reports concerning the services he provides hereunder as may be reasonably requested by the Company.

           1.3 EXTENT OF SERVICES. In carrying out KM's obligations under this SECTION 1, the Executive shall devote such of his time as reasonably may be required to discharge KM's obligations to provide the services of the Executive hereunder


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and shall have regard to the objectives of the Board with respect to the business of the Company and any specific instructions from time to time communicated in writing by the Board to the Executive with respect to the business of the Company and the services of the Executive provided hereunder. KM and the Executive shall be free to provide and render similar services to others.

Section 2. EXPENSE REIMBURSEMENT AND COMPENSATION

           2.1 REIMBURSEMENT OF EXPENSES. KM or the Executive, as the case may be, shall be reimbursed within 20 business days of the submission to the Company of a reasonably detailed invoice for any reasonable out-of-pocket expenses incurred by KM or the Executive in connection with the provision of the services described in SECTION 1 hereof, including without limitation for travel, meals, lodging, messengers or couriers.

           2.1 ANNUAL FEE. As compensation for the services provided by KM pursuant to this Agreement, KM shall be entitled to receive from the Company an annual fee in an initial aggregate amount equal to $200,000 (the "ANNUAL FEE"), payable in equal quarterly installments in arrears on the last day of each of March, June, September and December, commencing September 30, 1996. The Company shall pay the quarterly portion of the Annual Fee on each such date by Company checks payable to Kirkland Messina, Inc. Beginning January 1, 1997 and on each January 1 thereafter during the term of this Agreement (each such date being termed the "ANNIVERSARY DATE"), the Annual Fee shall be adjusted to reflect the increase during the prior year in the Consumer Price Index All Urban Consumers (base years 1982-1984 = 100) for Los Angeles-Anaheim-Riverside published by the United States Department of Labor, Bureau of Labor Statistics (the "INDEX"). If the Index published for any Anniversary Date (the "COMPARISON INDEX") has increased over the Index published for January 1, 1996 (the "BASE INDEX"), then the Annual Fee for the following year shall be established by multiplying $200,000 by a fraction, the numerator of which shall be the Comparison Index and the denominator of which shall be the Base Index. Any such adjustments to the Annual Fee shall be retroactive to the Anniversary Date to account for delays in reporting the Index. If the Index ceases to be published, or if material changes are made to the process by which the Index is computed, the increase in Annual Fee, if any, shall be computed on the basis of any change in the most nearly comparable index then being computed and published by the United States government or an agency of the United States government.

           2.3 BENEFITS. As additional compensation for the services provided by KM pursuant to this Agreement, the Executive shall be eligible to receive any benefits generally available to employees of the Company.


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Section 3. TERMINATION

           3.1 TERM OF AGREEMENT. Subject to SECTION 3.2 hereof, this Agreement shall become effective upon the later to occur of (x) the consummation of the initial public offering of the Company's Ordinary Common Stock and (y) the termination of the Management Agreements dated as of August 9, 1993 and May 25, 1995 between the Company and KM (the "Effective Date"), and shall continue in full force and effect until the earlier of (i) the consummation of a Change in Control and (ii) the date that is ten years after the Effective Date. For purposes of this SECTION 3.1, a "CHANGE IN CONTROL" shall be deemed to have occurred if Kyle R. Kirkland and Dana D. Messina collectively do not have, directly or indirectly, voting control of at least 50% of the voting securities of the Company entitled to vote generally in the election of directors.

           3.2  TERMINATION

                (a) RIGHT OF TERMINATION. The Company may terminate this Agreement upon 60 days' prior written notice to KM if KM is in breach of its material obligations under this Agreement, and KM may terminate this Agreement upon 60 days' prior written notice to the Company if the Company is in breach of its material obligations to KM under this Agreement.

                (b) TERMINATION FOR CAUSE. The Company may immediately terminate this Agreement upon delivery of written notice to KM if: (i) the Executive is convicted of a serious crime involving moral turpitude; or (ii) the Executive in rendering the management services set forth in SECTION 1.2 has been guilty of gross neglect or willful misconduct, resulting in either case in material harm to the Company.

                (c) EFFECT OF TERMINATION. From and after the effective date of termination, whether pursuant to SECTION 3.2(A) or SECTION 3.2(B) hereof or at the end of the term specified in SECTION 3.1 hereof, the Company shall have no liability to KM or the Executive for any compensation hereunder (other than compensation accrued prior to the effective date of termination and remaining unpaid), and KM and the Executive shall have no obligation to provide the services of the Executive hereunder.

Section 4. INDEMNIFICATION

            The Company hereby unconditionally and irrevocably covenants and agrees to indemnify and hold harmless the Executive and KM, their respective successors and assigns, and all of KM's officers, directors, shareholders, beneficial owners, partners, affiliates, agents and employees (collectively, the "INDEMNITEES"), against any and all claims, liabilities, attorneys' fees and related litigation costs, fees and expenses


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in connection with any claim(s) against any Indemnitee for any acts or omissions by KM or the Executive under or in connection with this Agreement, except by reason of acts constituting bad faith, willful misconduct or gross negligence in the performance or reckless disregard of the duties of the Executive to be rendered hereunder.

Section 5. MISCELLANEOUS

           5.1 ASSIGNMENT. Neither KM nor the Company may assign this Agreement or their respective rights or obligations hereunder to any third party; PROVIDED, HOWEVER, that KM may assign any or all of its rights or obligations hereunder to any entity that controls, is controlled by or is under common control with KM.

           5.2 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, or shall be delivered personally or by overnight courier, or shall be sent by telecopy or similar means of simultaneous transmission and receipt to the party to whom it is to be given at the address or telecopy number of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this SECTION 5.2):

                (a)  If to the Company, to:

                     Steinway Musical Instruments, Inc.
                     600 Industrial Parkway
                     Elkhart, Indiana 46516
                     Attention:  Michael Vickrey
                     Telecopy:  (219) 295-5405

                (b)  If to KM, to:

                     Kirkland Messina, Inc.
                     11100 Santa Monica Boulevard, Suite 825
                     Los Angeles, California 90025
                     Attention:  Dana D. Messina
                     Telecopy:  (310) 445-6522

                (c)  If to the Executive, to:

                     Kyle R. Kirkland
                     c/o Kirkland Messina, Inc.
                     11100 Santa Monica Boulevard, Suite 825
                     Los Angeles, California 90025
                     Telecopy:  (310) 445-6522

Notices shall be deemed to have been given on the fifth day after


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being so mailed, the next business day after delivery to an overnight courier, when sent by telecopier (with receipt acknowledged) or upon receipt when delivered personally.

           5.3 WAIVER; REMEDIES. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver hereunder must be in writing. All rights and remedies which the Company, KM or the Executive may have under this Agreement are cumulative and in addition to any rights or remedies under applicable law or in equity.

           5.4 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company, KM and the Executive and their respective successors and assigns.

           5.5 NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

           5.6 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

           5.7 COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of California, without giving effect to conflict of laws principles.

           5.8 RELATIONSHIP OF PARTIES. The parties agree that KM and the Executive in the performance of their duties hereunder are independent contractors acting as agents of the Company, and that nothing contained herein shall constitute any party as employee or legal representative of any other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization, joint venture or partnership between the parties hereto or as giving KM or the Executive any type of property interest in the Company, nor is any party granted any right or authority to assume or create any obligation or responsibility on behalf of any other party, except as otherwise provided herein or by the Company to the Executive through the authority granted in its Certificate of Incorporation and Bylaws, resolutions of the Board or stockholders of the Company or similar corporate authorization, nor shall any party be in any way liable to any other party for any debt of the other.


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           5.9  MODIFICATION. This Agreement sets forth the entire
understanding of the parties with respect to the subject matter hereof and may be modified only by a written instrument duly executed by each party hereto.



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          IN WITNESS WHEREOF, THE PARTIES HAVE DULY EXECUTED THIS AGREEMENT
AS OF THE DATE FIRST ABOVE WRITTEN.

                                      STEINWAY MUSICAL INSTRUMENTS, INC.


                                      By:____________________________________
                                         Name:
                                         Title:


                                      KIRKLAND MESSINA, INC.


                                      By:____________________________________
                                         Dana D. Messina
                                         Chief Executive Officer


                                      EXECUTIVE


                                      _______________________________________
                                         Kyle R. Kirkland




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